Exhibit 10.1

SUPPLY AND DISTRIBUTION AGREEMENT

This Supply and Distribution Agreement (“Agreement”), effective November 19, 2009 (“Effective Date”), is between Patient Safety Technologies, Inc, a Delaware corporation with its principal offices located at 43460 Ridge Park Drive, Suite # 140 Temecula, CA  92590 hereinafter called “SUPPLIER,” and Cardinal Health 200, LLC., a Delaware Corporation, with offices located at 7000 Cardinal Place, Dublin Ohio 43017, hereinafter called “CARDINAL HEALTH.”

SUPPLIER and CARDINAL HEALTH agree as follows:

1.           Products Covered by this Agreement.  The products covered by, and sold to CARDINAL HEALTH under this Agreement are those products manufactured by or for SUPPLIER and listed on Schedule A (the “Products”).  There are no minimum purchase commitments of any kind under this Agreement.   The Products may be purchased by CARDINAL HEALTH either in (a) single sterile form (“Single Sterile”) for distribution through CARDINAL HEALTH or alternate distributors or (b) bulk non-sterile form (“Bulk Non–Sterile”) for placement into kits either by CARDINAL HEALTH’s kitting business or alternate kit packers.  SUPPLIER also sells or provides to customers equipment with which Products are to be used; this equipment is referred to in this Agreement as “Equipment”.  SUPPLIER is solely responsible for providing, shipping, installing, maintaining, servicing and supporting the Equipment.

2.           Term.  The term of this Agreement shall begin on the Effective Date and shall continue until November 19, 2014 unless earlier terminated in accordance with the provisions of Section 9 below, (the “Initial Term”).  At the end of the Initial Term, this Agreement shall automatically renew for successive 12 month periods unless either party provides written notice of its intent not to renew the Agreement at least ninety (90) days prior to the expiration of the Initial Term or any renewal term thereafter.  The Initial Term and any renewal terms are sometimes referred to herein as the “term.”

3.           Grant of Distributorship.

a.           SUPPLIER hereby appoints CARDINAL HEALTH as the exclusive distributor of the Products in the United States, Puerto Rico, & Canada (the “Territory”) and CARDINAL HEALTH accepts such grant for the term and on the conditions stated in this Agreement.  SUPPLIER agrees that it will not directly or indirectly sell the Products, or any products competitive with or that could be used as substitutes for, the Products, within the Territory to any party other than CARDINAL HEALTH.  CARDINAL HEALTH agrees that during the term of this Agreement, it will not act as the exclusive distributor for products that compete directly with the Products.  In the event that SUPPLIER intends to sell Products in a jurisdiction outside of the Territory through a distributor, SUPPLIER will notify CARDINAL HEALTH of its intention and shall negotiate exclusively with CARDINAL HEALTH for 30 days to determine whether SUPPLIER will engage CARDINAL HEALTH to act as distributor for the jurisdiction outside of the Territory.   If at the end of such 30 day time period the parties do not agree on the terms of such opportunity outside of the Territory, SUPPLIER can present the opportunity to other third parties and select another distributor in its sole discretion.

b.           SUPPLIER will market to and enter into agreements with its customers providing for Equipment (as defined below) and supplies of Products.  SUPPLIER will provide CARDINAL HEALTH with the identity and other information relating to these customers and the agreements entered into with them within ten (10) days of SUPPLIER entering into such agreements.  CARDINAL HEALTH will make such introductions to its own customers as the parties may agree.  SUPPLIER grants CARDINAL HEALTH a limited license to use trademarks, tradenames and trade dress (collectively, “Trademarks”) of SUPPLIER solely in connection with its duties under this agreement and in any marketing efforts for sales of Products it may engage in.  CARDINAL HEALTH will use these Trademarks only in the form prescribed by SUPPLIER and will not deface or remove any Trademark on Products.

c.           SUPPLIER will provide CARDINAL HEALTH with information regarding the expected and required volumes of Products to be sold to customers and will update this information from time to time and upon request from CARDINAL HEALTH.  CARDINAL HEALTH will order Products in accordance with SUPPLIER’s lead times and upon the reasonable request of SUPPLIER will provide accurate information about inventories of Products maintained by CARDINAL HEALTH.  CARDINAL HEALTH will store the Products under conditions recommended by SUPPLIER and in compliance with any applicable law or regulation.

d.           SUPPLIER shall have the right twice a calendar year upon reasonable advance written notice to CARDINAL HEALTH during regular business hours to inspect the facilities where the Products are stored and assembled.  SUPPLIER agrees to treat as Confidential Information (as further defined in Section 13b) all information viewed and received by SUPPLIER at CARDINAL HEALTH’s facilities during the course of such inspections.  In the event that SUPPLIER has received complaints or other creditable reports of quality problems relating to CARDINAL HEALTH Kits containing Products or the kits of other producers containing Products obtained from CARDINAL HEALTH, SUPPLIER shall have the right within 2 business days (or more at SUPPLIER’s option) of written notice to inspect the facilities where the Products are stored and assembled and discuss related matters with CARDINAL HEALTH personnel. CARDINAL HEALTH will make its personnel reasonably available to SUPPLIER and SUPPLIER may make such follow up visits as it deems reasonably necessary (without counting such visits against the 2 per year limit above) until it is satisfied that quality issues have been resolved.

4.           Forward Buy

a.           Upon execution of this Agreement, CARDINAL HEALTH will issue a purchase order to SUPPLIER for $10 million of Products (the “Forward PO”) and pay SUPPLIER $8 million as a partial pre-payment for such Products. Following issuance of the Forward PO, Product will be delivered against the Forward PO as soon as reasonably practicable but (i) at least $1 million of Products will be delivered within [*****] following issuance of the Forward PO, (ii) an aggregate of at least $2.5 million of Products will be delivered within [*****] following issuance of the Forward PO, (iii) an aggregate of at least $5 million of Products will be delivered within [*****] following issuance of the Forward PO, and (iv) all of the Product prior to [*****] of the delivery of the Forward PO.  SUPPLIER shall meet all Fill Rate requirements (as defined below in Section 7b) for all Product purchased by CARDINAL HEALTH under this section.

b.           Within 30 days after SUPPLIER’s delivery to CARDINAL HEALTH of invoices from A+ Medical Products (“A+MP”) for Products delivered to CARDINAL HEALTH under the Forward PO, CARDINAL HEALTH will pay A+MP for such invoices up to  $2 million in the aggregate. SUPPLIER shall remain responsible and liable pursuant to the terms of this Agreement for all Product delivered to CARDINAL HEALTH hereunder even though CARDINAL HEALTH is making payment directly to A+MP under this section.

c.           On or before July 1, 2010, but no later than September 30, 2010, CARDINAL HEALTH will issue a purchase order for an additional $5 million of Product (“Second Forward PO”); provided that sales of Product to customers or other distributors under this Agreement  are at an installed base run rate (run rate is calculated by annualizing the  most recent month’s sale as of date of Second Forward PO)of [*****] (the “Sales Threshold”).   If the Sales Threshold is not achieved, CARDINAL HEALTH will not be required to issue the Second Forward PO. If the Second Forward PO is issued, CARDINAL HEALTH will make an initial payment for the Product deliverable thereunder in an amount equal to the dollar value of the Product delivered to CARDINAL HEALTH against the Forward PO prior to such date (the “Initial Payment”) (but not greater than $5,000,000 in the aggregate) as follows: (i) upon issuance of the Second Forward PO, CARDINAL HEALTH shall pay 80% of the Initial Payment (not greater than $4 million) to SUPPLIER and (ii) within 30 days after SUPPLIER’s delivery to CARDINAL HEALTH of invoices from A+MP for Products delivered to CARDINAL HEALTH under the Second Forward PO, 20% of the Initial Payment (not greater than $1 million) to A+MP. If the Initial Payment is less than $5,000,000, then every thirty (30) days beginning August 1, 2010 CARDINAL HEALTH will reconcile what Product has been received by CARDINAL HEALTH under the Forward PO until such time as Product delivered under the Forward PO has reached $5,000,000 and shall pay SUPPLIER an amount equal to 80% of the dollar value of the Product received within the last 30 days and pay A+MP 20% of such dollar value of Product. For example, if as of July 1, 2010 Supplier has delivered $2,500,000 of Products to CARDINAL HEALTH, CARDINAL HEALTH will make an Initial Payment of $2,500,000 (divided between SUPPLIER and A+MP as stated above), and then SUPPLIER makes a subsequent delivery under the Forward PO to CARDINAL HEALTH on July 15, 2010 of $1,000,000 of Products, then on August 1, 2010,  CARDINAL HEALTH would pay an additional $1,000,000 on the Second Forward PO (divided between SUPPLIER and A+MP as stated above). Following issuance of the Second Forward PO, Product will be delivered against the Second Forward PO as soon as reasonably practicable but (i) at least $500,000 of Products will be delivered within [*****] following issuance of the Second Forward PO, (ii) an aggregate of at least $1.25 million of Products will be delivered within [*****] following issuance of the Second Forward PO, (iii) an aggregate of at least $2.5 million of Products will be delivered within [*****] following issuance of the Second Forward PO, and (iv) all of the Product prior to [*****] of the delivery of the Second Forward PO.  SUPPLIER shall meet all Fill Rate requirements (as defined below in Section 7b) for all Product purchased by CARDINAL HEALTH under this section.

*****	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

d.           If SUPPLIER fails to meet the delivery commitments for the Product covered by the Forward PO or for the Second Forward PO, CARDINAL HEALTH will be entitled to a [*****] discount on the purchase price of any Product delivered late under the applicable PO.  Any late deliveries are only subject to the [*****] discount one time.  For example, if there is a late delivery for $100,000 and there is a second late delivery for $200,000, the two would not be additive, but rather subject to a [*****] discount on the $100,000 and separately a [*****] discount for the second $100,000, not [*****] on the first $100,000 and then [*****] on $200,000 ($100,000 + $100,000).  During [*****] after the issuance of the Forward PO and, if applicable, [*****] after the issuance of the Second Forward PO,  CARDINAL HEALTH will continue with its typical ordering pattern and volume for Products, such that Products delivered under the Forward PO and, if applicable, the Second Forward PO would be in addition to the normal levels of inventory of Products held by CARDINAL HEALTH.  Notwithstanding the preceding sentence, during any time period that SUPPLIER is not achieving the Fill Rate required by Section 7b, CARDINAL HEALTH may draw down inventory to the extent necessary to cover the shortfall.  Commencing on the date which is [*****] after the issuance of the Forward PO, subject to the above-normal inventory obligations of the Second Forward PO, CARDINAL HEALTH may gradually return inventory to normal levels within the next [*****] period.  Commencing on the date which is [*****] after the issuance of the Second Forward PO, if any, CARDINAL HEALTH may gradually return inventory to normal levels within the next [*****] period.  Although Products sold under the Forward PO and the Second Forward PO are not returnable, in the event that such Products become unsalable, , because of Product upgrades or changes due to regulatory determinations, SUPPLIER will exchange the unsalable Product for the then current version.  Notwithstanding the prior sentence, Products can be returned pursuant to the warranty and inspection terms set forth in Section 8.

5.           Pricing

a.           For sales of Products to CARDINAL HEALTH from the Effective Date through December 31, 2009, the pricing in effect for the Products immediately prior to the Effective Date under the Former Agreement will be the price charged to CARDINAL HEALTH.

b.           Beginning January 1, 2010, the prices for Products purchased by CARDINAL HEALTH shall be as set forth on Schedule A.  CARDINAL HEALTH reserves the right to audit pricing upon request.  Notwithstanding the pricing set forth on Schedule A, SUPPLIER has agreed to provide CARDINAL HEALTH minimum gross profit margins (hereinafter referred to as the “Minimum Gross Margins”) on the sale of the Products as follows (the Minimum Gross Margins described in items (i) through (iii) below will be paid through the rebate process described below):

(i)	[*****] (as defined below) on all Single Sterile Products to any CARDINAL HEALTH end user customers
(ii)           [*****] on all Single Sterile Products sold to other distributors.
(iii)	[*****] on all Bulk Non-Sterile Products when sold to other convenience kit packers
(iv)
For Bulk Non-Sterile Products included in CARDINAL HEALTH kits (whether custom or standard) (each referred to below as a “Cardinal Health Product Kit”) , the Minimum Gross Margin will be calculated on a quarterly basis using the following formula and based upon the prior 3 months data:

Cardinal Health’s current policy for administering rebates to third party distributors and kit packers (“Alternate Distributors”) is set forth on Schedule B attached hereto.  Cardinal Health agrees to follow such policy during the term of this Agreement in selling the Products to such Alternate Distributors and to follow any other terms relating to rebates set forth in any agreements entered into by such Alternate Distributors with Cardinal Health.  Cardinal Health reserves the right to update the policy set forth in Schedule B at any time during the term of this Agreement and to provide to Supplier an updated version of such Schedule B which shall automatically become a part of this Agreement as of the effective date of such revised policy.

*****	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The sum of the following for all customers purchasing a Cardinal Health Product kit:  (1) each customer’s line item price for the Products in that customer’s Cardinal Health Product Kits multiplied by (2) the total units of Product in each such kit; divided by (3) the total number units of Products sold to all customers in all Cardinal Health Product Kits; multiplied by (4) the applicable Gross Margin Percentage (as defined below).  The Gross Margin Percentage for the term of this Agreement will be calculated on a quarterly basis based on the number of units of Product purchased by CARDINAL HEALTH during the prior 3 month period beginning on January 1, 2010 as follows:

Gross Margin Rates for Presource Kits
	Up to 100% of Plan	Greater than 100%, but less than 120% of Plan	>120% of Plan
	[*****]	[*****]	[*****]
October 1, 2009-June 30, 2010	[*****]	[*****]	[*****]

The targeted sales for each twelve month period from July 1 through June 30th as set forth in the chart above (the “Plan”).

From October 1, 2009 through June 30, 2010 the parties will measure the Gross Margin Percentage by measuring SUPPLIER’s total revenue from sales to CARDINAL HEALTH over this time period divided by 2, based on the assumption that the Bulk Non-Sterile Product will comprise [*****] of total Product sold.  The applicable Gross Margin Rate will be applied to each revenue range to determine the aggregate Gross Margin Percentage.  For example, if SUPPLIER’s total revenue during the period is $8 million, the Gross Margin Percentage would be based on [*****] and would be equal to [*****] of the first [*****]and [*****] of [*****].

For the period from July 1, 2010 through June 30, 2011 the new performance Plan shall be calculated by taking the actual sales from October 1, 2009 through June 30, 2010 plus the sales from April 1, 2010 – through June 30, 2010 multiplied by [*****] multiplied by the percentage of sales through Cardinal Health kits to determine the starting point for performance incentives.

For example, if the sales from October 1, 2009 through June 30, 2010 are $6,000,000 and sales from April 1, 2010 through June 30, 2010 are $3,000,000 the total sales would be $9,000,000.  The new performance target would be [*****] which in turn would be multiplied by the percentage of sales through Cardinal Health kits (for example 50%).  The resulting performance targets would be as follows:

Gross Margin Rates for Presource Kits
	Up to 100% of Plan	Greater than 100%, but less than 120% of Plan	>120% of Plan
	[*****]	[*****]	[*****]
July 1, 2010 —June 30, 2011	[*****]	[*****]	[*****]

Thereafter, each July 1 during the course of the Agreement, new performance criteria shall be calculated as follows.  The annual sales from the prior 12 month period multiplied by the following growth rates multiplied by the percentage of sales through Cardinal Health kits.
*****	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Growth Rate
July 1, 2011 – June 30 2012	[*****]
July 1, 2012 – June 30 2013	[*****]
July 1, 2013 – June 30 2014	[*****]
July 1, 2014 – End of Contract	[*****]

For example, if total sales through Cardinal Health for the period July 1, 2010 through June 30, 2011 is $20,000,000 that would be multiplied by [*****] growth resulting in a starting target performance of [*****] multiplied by the percentage of sales in the Presource kits (assumed to be [*****]%) resulting in the following performance Plan.

Gross Margin Rates for Presource Kits
	Up to 100% of Plan	Greater than 100%, but less than 120% of Plan	>120% of Plan
	[*****]	[*****]	[*****]
July 1, 2011 —June 30, 2012	[*****]	[*****]	[*****]

Single Sterile Products gross profit margin (alternate dealer and through CARDINAL HEALTH) and Bulk Non Sterile Product gross profit margin (alternate dealer only) shall both be calculated under this Agreement as the difference between the Net Distributor Price (as defined below) and CARDINAL HEALTH’s actual acquisition cost from SUPPLIER. “Net Distributor Price” ” shall be the price (excluding taxes and any cost plus mark up to an end user customer) actually invoiced by CARDINAL HEALTH to the customer or alternate distributor.  If SUPPLIER offers a customer a price that would provide CARDINAL HEALTH with a gross margin below CARDINAL HEALTH’s applicable Minimum Gross Margin, SUPPLIER will provide CARDINAL HEALTH with the shortfall through the rebate process described below. Any additional amounts owed to CARDINAL HEALTH as a result of the Minimum Gross Margin guarantees described herein shall also be paid through the rebate process described below.

SUPPLIER agrees to the following process with regard to rebates:  CARDINAL HEALTH uses an auto-debit system where rebate dollars are automatically deducted from a supplier’s payables balance upon the sale to the customer.  Rebate dollars are accumulated until a specified time period (usually one month) and then the deduction is made.  Within 5 business days after the end of each month, CARDINAL HEALTH will provide SUPPLIER with monthly reports detailing what Products were sold in CARDINAL HEALTH Kits in the prior month.  Within 5 business days after the end of each quarter CARDINAL HEALTH will provide a quarterly report detailing the Products sold in CARDINAL HEALTH Kits in the prior quarter.  A remittance advice will follow showing which deductions have been made.  CARDINAL HEALTH will provide SUPPLIER with such information and detail as SUPPLIER shall reasonably request to confirm the amount of any rebate.  Any rebates not deducted within 120 days after they are earned or 120 days past the end of the calendar quarter for bulk non sterile Products used inside CARDINAL H EALTH kits, whichever is longer, are waived.

c.           Terms of payment are [*****] from CARDINAL HEALTH’s receipt of Product except for those relating to the Forward PO and the Second Forward PO.
d.           SUPPLIER agrees to pay all GPO fees in connection with any contract between a GPO and either CARDINAL HEALTH or SUPPLIER covering Single Sterile Products upon presentation of documentation reasonably requested by SUPPLIER to confirm the amount and payment terms of such fees.
e.           CARDINAL HEALTH shall be liable for any GPO fees associated only with the sale of CARDINAL HEALTH kits containing Bulk Non-Sterile Products.

*****	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.	CARDINAL HEALTH’s Duties. CARDINAL HEALTH shall:

a.           Submit its order for Products via facsimile or EDI if Supplier obtains that capability on its standard purchase order form the terms and conditions of which shall not conflict with the terms and conditions of this Agreement.  To the extent there is such a conflict, the terms and conditions of this Agreement shall control.
b.           Pay for such orders in accordance with the payment terms specified in Section 5 above.
c.           Maintain complete and accurate records for such periods as may be required by applicable law, of all the Products sold by it.
d.           Provide a sales tracing report on a monthly basis at no charge to SUPPLIER.
e.           For a new SUPPLIER customer that is an existing CARDINAL HEALTH customer that enters into an agreement with CARDINAL HEALTH to exclusively purchase the Products from CARDINAL HEALTH for a minimum term of three (3) years, CARDINAL HEALTH will reimburse SUPPLIER [*****] of SUPPLIER’s actual cost of the Equipment required for the customer to use the Products.  Notwithstanding the foregoing, if customer terminates its agreement and discontinues the purchase and use of the Products prior to the end of the 3 year agreement term and the Equipment is returned to SUPPLIER, SUPPLIER shall refund CARDINAL HEALTH on a prorated basis the total amount CARDINAL HEALTH initially paid SUPPLIER for the Equipment multiplied by a fraction, the numerator of which is the number of months remaining until the end of the term and the denominator of which is the length of the term.  For example, if funding provided by CARDINAL HEALTH was $30,000 for a three year agreement and the customer canceled the agreement during the 14th month, SUPPLIER would refund CARDINAL HEALTH 22/36 of the funding or $18,333.
f.           Maintain fill rates as set forth in CARDINAL HEALTH’s end user customer contracts.  CARDINAL HEALTH will maintain a [*****] fill rate for alternate distributors and kit packers.   If CARDINAL HEALTH fails to maintain the fill rate set forth above for a 90 day consecutive  time period (excluding from the calculation of fill rate delivery delays caused by manufacturer backorders and Products for which CARDINAL HEALTH’s end user customer’s actual usage in the prior 30 day time period exceeds [*****] of CARDINAL HEALTH’s end user customer’s average monthly usage during the prior [*****] months), SUPPLIER shall notify CARDINAL HEALTH in writing and CARDINAL HEALTH shall have sixty (60) days to bring such Fill Rate up to [*****].  After such sixty (60) day period, SUPPLIER may terminate this Agreement upon written notice to CARDINAL HEALTH.
g.           Promptly disclose to SUPPLIER any information, including any complaints, it receives with respect to the Products or kits containing Product that raises questions about the quality, safety or efficacy of the kit or the Products or which SUPPLIER may be required to report to comply with applicable law relating to adverse event reporting and cooperate with SUPPLIER to carry out any required recall.

7.	SUPPLIER’s Duties. SUPPLIER shall:

a.           Promptly ship Products to CARDINAL HEALTH facilities, F.O.B. Chino, California, U.S.
b.           Maintain [*****] Fill Rate (defined below) on all orders for Products.  Fill Rate is defined as the quantity of Products meeting the warranty requirements set forth in Section 8 below actually shipped as of the delivery date set forth in CARDINAL HEALTH’s purchase order, divided by the quantity of Products that should have been shipped in accordance with that purchase order.  CARDINAL HEALTH will measure the Fill Rate with respect to each purchase order it submits to SUPPLIER.  If SUPPLIER fails to meet the Fill Rate with respect to a purchase order, CARDINAL HEALTH may invoice and collect from SUPPLIER an amount equal to any expedited shipping costs, customer penalties, or other costs actually incurred by CARDINAL HEALTH as a result of such Fill Rate failure. If SUPPLIER fails to maintain a [*****] Fill Rate for a 90 day consecutive  time period (excluding from the calculation of Fill Rate delivery delays caused by manufacturer backorders and Products for which CARDINAL HEALTH’s actual usage in the prior 30 day time period exceeds [*****] of CARDINAL HEALTH’s average monthly usage during the prior [*****] months),.  CARDINAL HEALTH shall notify SUPPLIER in writing and SUPPLIER shall have sixty (60) days to bring such Fill Rate up to [*****].  After such sixty (60) day period, CARDINAL HEALTH may terminate this Agreement upon written notice to SUPPLIER.
c.           Notify CARDINAL HEALTH immediately in writing should SUPPLIER become aware of any defect or condition which may render any of the Products in violation of the Food, Drug and Cosmetic Act or any other applicable law.

*****	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

d.           Upon request, provide CARDINAL HEALTH with the following records for the Products: (i) Product specifications; (ii) if the Products are not manufactured directly by SUPPLIER, the name and address of the actual manufacturer of the Products and the location(s) where the Products are manufactured; and (iii) Quality control specifications to include testing methods, sampling procedures, and acceptance levels.  In addition, SUPPLIER will not make any change in the manufacture, assembly, or labeling process of the Products which could reasonably be expected to adversely affect the quality of the Products and/or change the location where Products are manufactured without CARDINAL HEALTH's prior written consent, which shall not be unreasonably withheld or delayed.
e.           Make any claims for unpaid fees, invoices or other amounts due to it, in writing within 120 days of the date of SUPPLIER’s first invoice for such amount.  Claims not made during this 120 day period shall be waived.  CARDINAL HEALTH will not be obligated to make payments for, or investigate, entries which are dated more than 120 days before SUPPLIER’s first written claim or request for investigation.
f.           Notify the appropriate federal, state and local authorities of any customer complaints or other occurrences regarding the Products which are required to be so reported.  CARDINAL HEALTH and SUPPLIER shall provide each other with any information it receives regarding such occurrences.  SUPPLIER shall be responsible for evaluating all complaints and for responding to CARDINAL HEALTH in writing.
g.           During the period from September 1, 2009 through June 30, 2010, SUPPLIER agrees to fund a sales incentive program as outlined in Schedule C of this Agreement.

8.           Product Warranties, Indemnification and Insurance.

a.           SUPPLIER specifically warrants to CARDINAL HEALTH that the Products are free from defects in design, workmanship and materials and are in compliance with the written specifications and claims made by SUPPLIER for them.  SUPPLIER further agrees to execute and comply with the provisions of the CARDINAL HEALTH Continuing Guaranty attached hereto as Exhibit 1, the terms and conditions of which are made part hereof, in case of conflict between the Continuing Guaranty and this Agreement, the terms of the Continuing Guaranty will control.    Except as set forth in the warranty provisions above, CARDINAL HEALTH shall have a period of thirty (30) business days after receipt of a shipment within which to notify SUPPLIER in writing of any apparent damage, discrepancies or nonconformity in the applicable shipment. Except as set forth in the warranty provisions set forth above, all shipments shall be deemed accepted after expiration of this inspection period. SUPPLIER will promptly address any documented discrepancy or nonconformity.

b.           CARDINAL HEALTH shall give SUPPLIER prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement.  If CARDINAL HEALTH does not provide prompt written notice to SUPPLIER, its rights will not be forfeited unless the delay in notice materially prejudices the defense of the applicable claim, suit or action. SUPPLIER will, at its own expense, defend such claim with attorneys reasonably acceptable to CARDINAL HEALTH.  CARDINAL HEALTH shall cooperate fully with SUPPLIER in such defense and will permit SUPPLIER to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that CARDINAL HEALTH shall have the right to retain its own counsel, at its expense participate in the defense of such claim.

c.           NEITHER PARTY SHALL UNDER ANY CIRCUMSTANCES BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING IN ANY WAY UNDER THIS AGREEMENT; PROVIDED THAT THE FOREGOING SHALL NOT APPLY TO DAMAGES AWARDED TO A THIRD PARTY OR RELATING TO A BREACH OF SECTION 13 (CONFIDENTIALITY).

9.           Termination.  Either party shall have the right to terminate this Agreement on written notice if the other (a) makes a general assignment for the benefit of creditors, suffers or permits the appointment of a receiver for its businesses or assets, becomes subject to any proceedings under any bankruptcy or insolvency laws (which proceedings or appointment is not terminated within 30 days), or (b) fails to cure any material breach of the provisions of this Agreement within thirty (30) days after written notice of such breach, or (c) pursuant to sections 7(b) and 6(f).  CARDINAL HEALTH may terminate this Agreement with respect to a particular Product upon written notice to SUPPLIER without further obligation or liability if such Product infringes the proprietary rights of a third party, provided that SUPPLIER is unable to obtain an appropriate license within a reasonable period of time from the third party after notice of the alleged infringement from CARDINAL HEALTH.  Any such termination will not relieve SUPPLIER of its indemnification and other obligations as set forth in this Agreement.

10.           Right of First Negotiation:  During the term of this Agreement, if SUPPLIER initiates discussions, seeks out or is approached by a third-party to (x) sell substantially all of SUPPLIER's assets to such third-party or (y) become party to a merger, consolidation, share exchange or similar business combination transaction in which more than 50% of the voting securities of SUPPLIER would be owned by stockholders other than SUPPLIER'S stockholders in existence immediately prior to such transaction (collectively, a “Reorganization”), then SUPPLIER will notify CARDINAL HEALTH in writing of the potential Reorganization (without any obligation, however, to identify such third-party or the terms of any such Reorganization). CARDINAL HEALTH agrees that any such notice and the contents therein shall be kept confidential by CARDINAL as "Confidential Information" pursuant to Section 13 of this Agreement.   Within ten  (10) days after receipt of such written notice, CARDINAL HEALTH will respond to SUPPLIER's notice indicating whether it has an interest in negotiating Reorganization with SUPPLIER.    If CARDINAL HEALTH does not express its interest in negotiating Reorganization within such 10 day period, SUPPLIER shall have no further obligation to negotiate Reorganization with CARDINAL HEALTH.   If within such 10  day period, CARDINAL HEALTH notifies SUPPLIER in writing that it is interested in negotiating Reorganization with SUPPLIER, then SUPPLIER and CARDINAL HEALTH agree that they will discuss a potential Reorganization between the two parties for up to 10  days thereafter. Notwithstanding the foregoing, nothing herein shall prohibit or impair SUPPLIER'S right or ability to negotiate Reorganization during such 20 day period with any third-party.  SUPPLIER shall have absolutely no obligation to enter into Reorganization with CARDINAL HEALTH and shall have no constraints nor need any approvals from CARDINAL HEALTH to enter into or to consummate Reorganization after such 10 day or 20 day period, as the case may be. Notwithstanding any provisions to the contrary herein, nothing in this Section shall (i) prohibit SUPPLIER or its affiliates from taking any course of action that it or he reasonably believes, based on the advice of legal counsel, is necessary to comply with its or his fiduciary obligations to SUPPLIER or its stockholders under applicable laws, or (ii) obligate SUPPLIER or its affiliates to take any course of action that it or he reasonably believes, based on the advice of legal counsel, would constitute a breach of its or his fiduciary obligations to SUPPLIER or its stockholders under applicable laws.

11.           Procedures on Termination.  The termination of this Agreement for any reason shall be without prejudice to and shall not affect the right of either party to recover from the other any and all damages to which such party may be entitled.  Nothing herein contained shall release either party from the payment of any sum that may then be owed to the other party or from any liability or obligation incurred or accrued prior to the termination of this Agreement or which by their terms are expressly intended to survive the termination of this Agreement.  On the termination or expiration of this Agreement, for whatever reason, SUPPLIER shall continue to honor CARDINAL HEALTH’s orders for Products up to the effective date of termination and for a period of sixty (60) days thereafter, and CARDINAL HEALTH shall pay for such Products on the terms and conditions of this Agreement.

12.           Force Majeure.  The inability of any party to commence or complete its obligations hereunder by the dates herein required resulting from delays caused by strikes, insurrection, acts of God, act of terrorism, war, emergencies, or other similar causes beyond the party’s reasonable control which shall have been timely communicated to the other party, shall extend the period for the performance of the obligations for the period equal to the period(s) of any such delay(s); provided that such party shall continue to perform to the extent feasible in view of such force majeure.

13.           Confidentiality/Publicity

a.           Neither party will issue any press release or other public announcement, communication, verbally or in writing (including without limitation, communication with or to, directly or indirectly any customers and including use of the CARDINAL HEALTH logo on SUPPLIER’s website or any use of the CARDINAL HEALTH logo or name by SUPPLIER) (“Disclosure”), referring to the other party or this Agreement, without the prior written consent of the other party (which will not be unreasonably withheld or delayed).  Each party shall give the other party the reasonable opportunity to review and comment on any such Disclosure.  CARDINAL HEALTH acknowledges that SUPPLIER may be required to issue a press release, and make certain disclosures and filings, relating to this Agreement under securities laws.

b.           Each party acknowledges that in the performance of this Agreement proprietary or confidential information belonging to the other party will be disclosed or become known to it.  Each party shall keep confidential and not disclose to others or use for any purpose, other than as authorized by this Agreement, all “Confidential Information” which is provided to it by the other party or its Affiliates or their respective employees or representatives.  For purposes of this Agreement, the term Confidential Information includes, without limitation, all know-how, trade secrets, formulae, data, inventions, technology and other information, including financial information, sales plans, customer information, forecasts and reports, related to the manufacture, distribution, sale or marketing of the Products.  The restrictions of this Section shall not apply to any information which (a) is already known to the receiving party at the time of disclosure; (b) is or becomes public knowledge through no fault of the receiving party; or (c) is received from a third party having the lawful right to disclose the information or is independently developed by the receiving party without reference to Confidential Information received hereunder.

c.           If a receiving party is required under applicable law to disclose Confidential Information by any court or governmental authority, the receiving party shall promptly notify the other party of such requirement and all particulars related to such requirement.  The other party shall have the right, at its expense, to object to such disclosure and to seek confidential treatment of any Confidential Information to be so disclosed on such terms as it shall determine, and the receiving party shall fully cooperate with the other party in this regard.

d.           This Agreement does not constitute the conveyance of ownership with respect to or a license to any Confidential Information.  Upon the termination of this Agreement for any reason, the receiving party shall return to the other party upon the request of the other party in writing all documentation or other tangible evidence or embodiment of Confidential Information belonging to the other party except that one copy of such Confidential Information can be retained in the legal department of the receiving party for purposes of enforcing this Agreement.  The provisions of this Section 13 b, c and d shall survive termination or expiration of this Agreement.

14.           Customer Implementation Schedule:  If an existing CARDINAL HEALTH kitting customer requests a transition to Products within some or all of its existing kits with a transition period of less then 75 days or current finished goods days inventory on hand; whichever is less, CARDINAL HEALTH will so notify SUPPLIER, as transition within this time frame will require CARDINAL HEALTH to dispose of inventory already in that customer’s kits and to replace them with Products.  If SUPPLIER approves of such transition period, it will reimburse CARDINAL HEALTH for [*****] of the value of the excess kit inventory that was replaced by Products upon receipt of an invoice.

*****	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

15.           Miscellaneous.

a.           Notices.  Any notice required or permitted under this Agreement shall be in writing and shall be deemed to have been given upon receipt if forwarded by personal delivery, certified mail, or facsimile transmission (transmission confirmed) properly addressed to the respective parties as set forth below until notice of a different address is supplied in accordance with this Section:

If to SUPPLIER:	Patient Safety Technologies
43460 Ridge Park Drive, Suite # 140
Temecula, CA 92590
Attn: Steven Kane

If to CARDINAL HEALTH:
7000 Cardinal Place
Dublin, Ohio 43017
Attn: President Presource Products and Services

With copies to:	CARDINAL HEALTH
7000 Cardinal Place
Dublin, Ohio 43017   Attn: General Counsel

b.           Entire Agreement.  This Agreement supersedes in all respects any prior agreements, arrangements or understandings between the parties, whether oral or written, there being no prior written or oral promises or representations not incorporated herein with respect to such matters.   The parties agree that the provisions of Section 306(2) of the Uniform Commercial Code shall not apply to the obligations of either party under this Agreement and that no marketing or sales obligations shall be implied other than those expressly set forth herein.

c.           Applicable Law.  This Agreement shall be governed by the laws of the State of Illinois, applicable to contracts made and to be performed in that state.

d.           Amendments.  No amendment or modification of the terms of this Agreement shall be binding on either party unless reduced to writing and signed by an authorized employee of the party to be bound.

16.           Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable by any party without the prior written consent of the other party, except that either party shall be permitted to assign this Agreement, without the other party’s consent, to an Affiliate or a company acquiring all or substantially all of the first party’s assets, voting stock or business to which this Agreement relates, provided however, SUPPLIER shall not be permitted to assign this Agreement to a direct competitor of CARDINAL HEALTH’s Presource business without consent, upon written notice to the other party.  Such assignment shall be subject to the assignee agreeing in writing to assume the benefits and obligations of this Agreement.  For purposes of this Agreement, “Affiliate” means, with respect to any party, any other person that directly or indirectly Controls, is Controlled by, or is under common Control with, such person.  “Control” means the direct or indirect ownership of fifty percent (50%) or more of the voting or income interest in such person.

17.           Counterparts.  For convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes and all of which together shall constitute one agreement.

IN WITNESS WHEREOF, the parties have by their duly authorized officers executed this Agreement as of the Effective Date.

NOW THEREFORE, in consideration of the mutual promises of the parties contained herein, and for other good and valuable consideration, the parties hereby agree as follows:

Patient Safety Technologies, Inc.	Cardinal Health 200, LLC

By:	By:

Title:	Title:

Date:	Date:

SCHEDULE A
Product Listing and Prices

Bulk Non-Sterile Catalog Numbers

				CAH Cost	Current		2009
				Per Pack	Weighted		Hospital
				(at [*****]	Average in Kit	CAH Cost/	NDP Per	Hospital NDP
SKU #	DESCRIPTION	UOM	Case Qty.	GP)	Price	Case	Pack	Per Case
SD-1727-BB	O.R. Towel, 17x26, Blue, with Loop	EA	400	***	***	***	***	***
SD-1727-GB	O.R. Towel, 17x26, Green with Loop	EA	400	***	***	***	***	***
SD-1727-WB	O.R. Towel, 17x26, White with Loop	EA	400	***	***	***	***	***
SM-1727-BB	O.R. Towel, 17x26, Blue, with Loop, Master Tagged	EA	400	***	***	***	***	***
SM-1727-GB	O.R. Towel, 17x26, Green with Loop, Master Tagged	EA	400	***	***	***	***	***
SM-1727-WB	O.R. Towel, 17x26, White with Loop, Master Tagged	EA	400	***	***	***	***	***
SM-0418-PB	4x18 Master Tag	PK	360	***	***	***	***	***
SM-0836-PB	8x36 Master Tag	PK	160	***	***	***	***	***
SM-1212-PB	SPNG,LAP,12X12IN,X-RAY,METAL RING,5PK,MASTER TAGGED,NS	PK	280	***	***	***	***	***
SM-1818-PB	18x18 Master Tag	PK	160	***	***	***	***	***
SM-1836-PB	18x36 Master Tag	PK	133	***	***	***	***	***
SM-4416-7B	Gauze Sponge. 4X4	PK	200	***	***	***	***	***
SM-4416-9B	Gauze Sponge. 4X4	PK	200	***	***	***	***	***
SM-8412-7B	8X4 Master Tag, 12 Ply	PK	200	***	***	***	***	***
SM-8416-7B	8X4 Master Tag, 16 Ply	PK	200	***	***	***	***	***
SM-8424-7B	8X4 Master Tag, 24 Ply	PK	100	***	***	***	***	***

Sterile Catalog Numbers

							Hospital
				CAH Cost		CAH Cost/	NDP Per	Hospital NDP
SKU #	DESCRIPTION	UOM	Case Qty.	Per Pack		Case	Pack	Per Case
SD-6004-BS	TOWEL O.R. 17X26 PREWASHED BLUE X-RAY	PK	40	***	***	***	***	***
SD-6004-GS	TOWEL O.R. 17X26 PREWASHED GREEN X-RAY	PK	20	***	***	***	***	***
SD-6002-GS	TOWEL O.R. 17X26 PREWASHED GREEN X-RAY	PK	40	***	***	***	***	***
SD-6004-WS	TOWEL O.R. 17X26 PREWASHED WHITE X-RAY	PK	20	***	***	***	***	***
SM-6005-BS	TOWEL O.R. 17X26 PREWASHED BLUE X-RAY, Master Tagged	PK	16	***	***	***	***	***
SM-6005-GS	TOWEL O.R. 17X26 PREWASHED GREEN X-RAY, Master Tagged	PK	16	***	***	***	***	***
SM-6005-WS	TOWEL O.R. 17X26 PREWASHED WHITE X-RAY, Master Tagged	PK	16	***	***	***	***	***
	SPNG,LAP,4X18,DBL XRAY,DBL BAND,5/PK,MASTER
SM-0418-PS	TAGGED,ST	PK	40	***	***	***	***	***
SM-0418-PS	4x18 Master Tag, Plastic Ring	PK	40	***	***	***	***	***
	SPNG,LAP,8X36,DBL XRAY,DBL BAND,5/PK,MASTER
SM-0836-PS	TAGGED,ST	PK	40	***	***	***	***	***
	SPNG,LAP,8X36,DBL XRAY,DBL BAND,5/PK,MASTER
SM-0836-RS	TAGGED,ST, Plastic Ring	PK	40	***	***	***	***	***
SM-1212-PS	SPNG,LAP,12X12IN,X-RAY,METAL RING,5PK,MASTER TAGGED	PK	40	***	***	***	***	***
	SPNG,LAP,12X12,DBL XRAY,DBL BAND,PLAS RING,5/PK,MASTER
SM-1212-RS	TAG	PK	40	***	***	***	***	***
	SPNG,LAP,18X18IN,PREWASHED,SQ FLD,5/PK
SM-1818-PS	BANDED,MASTER TAGGED	PK	40	***	***	***	***	***
	SPNG,LAP,18X18,DBL XRAY,DBL BAND,PLAS
SM-1818-RS	RING,5PK,MASTER TAG	PK	40	***	***	***	***	***
	SPNG,LAP,18X36,DBL XRAY,DBL BAND,3/PK,MASTER
SM-1836-PS	TAGGED,ST	PK	20	***	***	***	***	***
	SPNG,GAUZE,4X4,16-PLY,DBL XRAY DBL
SM-4416-7S	BAND,10/PK,MASTER TAGGED	PK	128	***	***	***	***	***
	SPNG,GAUZE,4X4,16PLY,DBL XRAY, DBL
SM-4416-9S	BAND,10PK,MASTER TAGGED,ST	PK	128	***	***	***	***	***
	SPNG,GAUZE,8X4,12-PLY,DBL XRAY DBL
SM-8412-7S	BAND,10/PK,MASTER TAGGED	PK	48	***	***	***	***	***
	SPNG,GAUZE,8X4,16-PLY,DBL XRAY DBL
SM-8416-7S	BAND,10/PK,MASTER TAGGED	PK	48	***	***	***	***	***
SM-8424-7B	8X4 Master Tag, 24 Ply	PK	48	***	***	***	***	***

*****	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE B
Cardinal Health Alternate Distributor Rebate Process

Rebate (Chargeback) Process

[*****]

*****	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule C

Sales Representative Incentive Program
•	Spiff payout of [*****] of Sales
o	For example: If SUPPLIER closes a deal with a new customer to SUPPLIER that is worth [*****] in annual sales, the CARDINAL HEALTH sales representative will receive a spiff of [*****]
•	Spiff will be issued after implementation “go live” date
•	There will be one [*****] year end spiff awarded to the highest performing CARDINAL HEALTH sales representative based on total sales

Region Manager Incentive Program
•	[*****] spiff awarded if every sales representative in a region manager’s territory closes at least [*****] in new business to SUPPLIER
•	There will be one [*****] year end spiff awarded to the highest performing CARDINAL HEALTH region manager

CMC Incentive Program
•	[*****] spiff payout once [*****] in closed new business to SUPPLIER has been achieved by an individual CARDINAL HEALTH CMC
•	CARDINAL HEALTH CMC will receive a [*****] spiff payout on all sales over [*****]
•	There will be one [*****] year end spiff awarded to the highest performing CARDINAL HEALTH CMC
•	All incentives are based on projected annual sales rounded to the nearest [*****].
o	For example $76,000 would round to [*****]

All incentives are subject to the following limitations:
•	In order to qualify for the spiff, CARDINAL HEALTH must have played a role in the lead generation and selling process.
•	The spiff’s set forth in this promotion are only eligible on new business to SUPPLIER
•	All incentives will be paid to CARDINAL HEALTH and CARDINAL HEALTH will be responsible for administering the payout to the CARDINAL HEALTH sales representative, region manager or CMC

*****	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 1
Continuing Guaranty

CONTINUING GUARANTY

Cardinal Health
7000 Cardinal Place
Dublin, Ohio 43017

Vendor: Patient Safety Technologies, Inc.
43460 Ridge Park Drive Suite #140
Temecula, CA  92590

1.  Compliance with Laws:  Vendor guarantees that each product shipped to, or on the order of, Cardinal Health 200,LLC., or any affiliated corporation ("Cardinal Health") is as of the date of shipment in compliance with all federal, state and local laws, regulations, rules and orders and agrees to provide Cardinal Health with such additional certifications of Vendor’s compliance with laws and regulations as Cardinal health shall from time to time reasonably request to fulfill its obligations as a government contractor.  Without limiting the foregoing, Vendor specifically guarantees that the products are not adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended and the regulations issued thereunder, or within the meaning of any applicable state or municipal law in which the definitions of adulteration and misbranding are substantially identical to those contained in the Federal Food, Drug and Cosmetic Act, or products that may not under the provisions of Sections 404, 505, 514, or 515 of said Act be introduced into interstate commerce, and are not banned devices under Section 516 of said Act, and the products are not products that may not under any state or municipal law, ordinance, regulation or order be introduced into commerce.

2.  Child Labor Laws:  Vendor represents and warrants that it complies with all federal, state, local and other applicable laws, regulations, conventions or treaties prohibiting any form of child labor or other exploitation of children in the manufacturing and delivery of Vendor’s products or services.

3.  Insurance:  Vendor agrees to procure and maintain commercial general liability and products and completed operations liability insurance in an amount of nor less than Ten Million Dollars ($10,000,000) per occurrence covering bodily injury and property damage and including an endorsement for vendor's liability.  If the required insurance is on a claims-made basis, then the policy(ies) shall be maintained for a period of at least five (5) years following the termination or expiration of any contract or agreement.  Cardinal Health, Inc. and its subsidiaries will be named as additional insureds on the required policies.  The endorsement shall provide that such insurance is primary (with respect both to any insurance issued to Cardinal Health and to any self-insurance amount retained by Cardinal Health) for the additional insureds’ liability for damages arising out of the products and completed operations for which they have been added as an additional insured.  Vendor will furnish Cardinal Health with a certificate of insurance evidencing the required coverage upon request and upon renewal of the policy(ies).  The certificate shall state that the insurer shall endeavor to provide thirty (30) days written notice to Cardinal Health of any cancellation prior to the policy(ies) expiration date(s).  Each insurance policy shall be obtained from an insurance carrier with an A.M.Best Rating of at least A-VII or its equivalent.

4.  Indemnification:  Vendor agrees to indemnify and hold harmless Cardinal Health from any liability, loss, expense, cost, claim or judgment (including attorneys fees), arising out of: (a) any claim for property damage, or personal injury or death where the product or Equipment is alleged to have caused or contributed to the damage, injury or death, provided that this indemnification does not extend to injuries, damages or death to the extent caused by willful misconduct, gross negligence or reckless disregard on the part of Cardinal Health or any of its employees; and (b) any claim that the products infringe the patent, trademark or other proprietary rights of any other party.

5.  Corrective Actions and Product Complaints:  Vendor agrees that it will reimburse Cardinal Health for all costs associated with product corrective actions (including recalls), except those recalls that result from willful misconduct, gross negligence or reckless disregard on the part of Cardinal Health or any of its employees.  Vendor shall be responsible for notifying the appropriate federal, state and local authorities of any customer complaints or other occurrences regarding the Products which are required to be so reported, evaluating all complaints and responding to Cardinal Health in writing on the resolution of any complaints from Cardinal Health or its customers.

6.  Survival of Guaranty:  This guaranty shall be continuing and shall be binding upon the Vendor and his or its heirs, executors, administrators, successors and/or assigns and shall inure to the benefit of Cardinal Health its successors and assigns and to the benefit of its officers, directors, agents and employees.

Date:                                           , 20

Corporate Name or Name Under Which Business is Conducted

Signature & Title of Authorized Employee, Partner or Proprietor

Printed Name & Title of Authorized Employee, Partner or Proprietor